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                                  EXHIBIT 11.1


                            RICHEY ELECTRONICS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                ($ AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

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
                                                       Quarter Ended         Six Months Ended
                                                    --------------------   --------------------
                                                    June 28,    June 30,   June 28,    June 30,
                                                      1996        1995       1996        1995
                                                     ------      ------     ------      ------
PRIMARY EARNINGS PER SHARE:

   Net income used to compute primary
    earnings per share                               $1,735        $909     $2,877      $1,589
                                                     ------      ------     ------      ------
                                                     ------      ------     ------      ------
   Weighted average number of shares used to
    compute primary earnings per share                9,058       8,101      9,058       7,001
                                                     ------      ------     ------      ------
                                                     ------      ------     ------      ------
   Primary earnings per share                         $0.18       $0.11      $0.32       $0.23
                                                     ------      ------     ------      ------
                                                     ------      ------     ------      ------
FULLY DILUTED EARNINGS PER SHARE:

  Net income                                        $1,735        $909     $2,877      $1,589

  Add:  Interest on convertible subordinated
    notes payable, net of taxes                         584          --        779          --
                                                     ------      ------     ------      ------
  Net income used to compute fully diluted
    earnings per share                               $2,319        $909     $3,656      $1,589
                                                     ------      ------     ------      ------
                                                     ------      ------     ------      ------
  Weighted average number of shares
    outstanding                                       9,058       8,101      9,058       7,001

  Add: Weighted average shares of
    convertible subordinated notes payable
    assuming conversion                               3,948         --       2,662          --
                                                     ------      ------     ------      ------
  Weighted average number of shares used to
    compute fully diluted earnings per share         13,006       8,101     11,720       7,001
                                                     ------      ------     ------      ------
                                                     ------      ------     ------      ------
  Fully diluted earnings per share                    $0.18       $0.11      $0.31       $0.23
                                                     ------      ------     ------      ------
                                                     ------      ------     ------      ------
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